UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Florida	000-32249	98-0222013

(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

 A-4F Tongxinge, Xietong Building, Gaoxin 2nd Road,
Hi-Tech Industrial Zone, Xi’an, Shaanxi province, PRC 710065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88386415

3233 Grand Avenue, Suite N-353
Chino Hills, California 91709-1489
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

TABLE OF CONTENTS

Item No.	Description of Item	Page No.

Item 1.01	Entry Into a Material Definitive Agreement	3
Item 5.02	Departure of Directors or Principal Officers;
	Election of Directors; Appointment of Principal
	Officers	15
Item 5.03	Amendments to Articles of Incorporation or Bylaws;	15
	Change in Fiscal Year;
Item 9.01	Financial Statements and Exhibits	15

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors.

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

Between February 22, 2008 and February 25, 2008, Entech Environmental Technologies, Inc., a Florida corporation (hereafter referred to as the“Company”, “we” or “us”, as applicable), entered into a series of transactions whereby the Company acquired 100% of the ownership interest in Pacific Industry Holding Group Co. Ltd., a Vanuatu corporation (“PACIFIC”), from the shareholders of PACIFIC in a share exchange transaction and raised $3,400,000 gross proceeds from certain accredited investors in a private placement transaction. These transactions, collectively hereinafter referred to as “Reverse Merger Transactions,” were consummated simultaneously on February 26, 2008 and as a result of the consummation of these transactions, PACIFIC is now a wholly-owned subsidiary of the Company.

PACIFIC’s only business is acting as a holding company for Shaanxi Tianren Organic Food Co. Ltd., a company organized under the laws of the People’s Republic of China (“Tianren”), in which PACIFIC hold a 99% ownership interest. Currently, Tianren is engaged in the business of research and development, production and sales of organic foods, special concentrated fruit juice, fast-frozen and freeze-dried fruits and vegetables and fruit juice drinks.

The following sets forth the material agreements that the Company entered into in connection with the Reverse Merger Transactions and the material terms of these agreements:

1. Share Exchange Agreement

On February 22, 2008, the Company and Terrence Leong, the Company’s then Chief Executive Officer, entered into a Share Exchange Agreement with PACIFIC and all of the shareholders of PACIFIC (the “Agreement”). Pursuant to the Agreement, the shareholders of PACIFIC agreed to exchange 100 ordinary shares of PACIFIC, representing a 100% ownership interest in PACIFIC, for 1,000,000 shares of a newly designated Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Share Exchange Transaction”).

2. Stock Purchase Agreement

In connection with the Share Exchange Transaction, on February 25, 2008, the Company entered into a Series B Convertible Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue 2,833,333 shares of a newly designated Series B Convertible Preferred Stock of the Company, par value $0.001 per share (“Series B Stock”) and warrants to purchase 7,000,000 shares of the Company’s common stock (the “Warrants”) to the investors, in exchange for a cash payment in the amount of $3,400,000. Under the Stock Purchase Agreement, the Company also agreed to deposit 2,000,000 shares of the Series B Stock into an escrow account to be held by an escrow agent as make good shares in the event the Company’s consolidated pre-tax income and pre-tax income per share, on a fully-diluted basis, for the years ended December 31, 2007, 2008 or 2009 are less than certain pre-determined target numbers.

The Stock Purchase Agreement provides for the purchase by the investors referred to below (the “Investors”) of the securities described below.

Name and Address	Amount of Investment	Number of Shares of Series B Preferred Stock	Number of Shares of Common Underlying Series B Preferred Stock	Number of Shares of Common Underlying Warrants
Barron Partners LP	$3,300,000	2,750,000	2,750,000	6,794,118
Eos Holdings, LLC	$100,000	83,333	83,333	205,882
Total	$3,400,000	2,833,333	2,833,333	7,000,000

Representations; Warranties; Indemnification: The Stock Purchase Agreement contains representations and warranties by us and the investors which are customary for transactions of this type. The Stock Purchase Agreement also obligates us to indemnify the investors for any losses arising out of any breach of the agreement or failure by us to perform with respect to the representations, warranties or covenants in the agreement.

Covenants: The Stock Purchase Agreement contains certain covenants on our part, including the following:

☐
Preferred Stock: we may not issue any preferred stock or convertible debt for three years following the Closing Date for so long as the investors shall continue to beneficially own 20% of the Series B Preferred Stock issued under the Stock Purchase Agreement;

☐
Insider Selling: No person who is an officer, director or affiliate of the Company on February 25, 2008 or who becomes our officer or director subsequent to February 26, 2008 may sell any shares of our Common Stock in the public market prior to the earlier of thirty six (36) months from date the registration statement is filed pursuant to the Registration Rights Agreement (as defined below) is deemed effective. Andrew Barron Worden, Managing Partner of Barron Partners LP, and the Investors are not subject to this covenant;

☐	Use of Proceeds: we must use the proceeds of the financing for acquisitions, working capital and other general corporate purposes;

☐	Debt: Our debt-to- EBITDA ratio, at any given date, cannot exceed 3.5:1 for the most recent 12-month period until the expiration of two (2) years from the Closing Date;

☐
Independent Directors: prior to April 26, 2008, we are required to increase the size of our Board of Directors to five or seven and cause the appointment of a majority of the board to be “independent directors,” as defined by the rules of the Nasdaq Stock Market. Our Board of Directors currently consists of two directors, one of whom is independent. We are required to pay the investors liquidated damages equal to amount equal to fourteen percent (14%) of the Purchase Price (as defined in the Stock Purchase Agreement) per annum, payable monthly in cash as calculated based on the number of days that we are not in compliance with this covenant;

☐
Independent Directors on Audit and Compensation Committees: we are required, prior to April 26, 2008, to appoint (i) an audit committee comprised solely of not less than three independent directors and a (ii) compensation committee comprised of not less than three directors, a majority of whom are independent directors. We are required to pay the investors liquidated damages in an amount equal to fourteen percent (14%) of the Purchase Price per annum, payable monthly in cash as calculated based on the number of days that we are not in compliance with this covenant;

☐
Chief Financial Officer: we are required, prior to March 28, 2008, to hire a chief financial officer who speaks and understands both English and Chinese and is familiar with GAAP. We are required to pay the investors liquidated damages equal to amount equal to fourteen percent (14%) of the Purchase Price per annum, payable monthly in cash as calculated based on the number of days that we are not in compliance with this covenant;

☐
Listing, Securities Exchange Act of 1934 and Rule 144: we are prohibited from taking any action to terminate or suspend our reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), except as permitted under the transaction documents for the Reverse Merger Transaction. We are required to take all action necessary to continue the quotation or listing of our Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future. We are required to pay the investors liquidated damages in an amount equal to fourteen percent (14%) of the Purchase Price per annum, payable monthly in cash as calculated based on the number of days that we are not in compliance with this covenant;

☐
Liquidated Damages and Limitations: our aggregated obligations to pay liquidated damages under the Stock Purchase Agreement, the Warrants and the Registration Rights Agreement which we entered into in connection with the Stock Purchase Agreement and which is summarized below shall not exceed eighteen (18%) of the total Purchase Price. If, pursuant to the Stock Purchase Agreement and the Registration Rights Agreement, we incur liquidated damages and are required to pay the Investors in cash and we fail to pay the Investors within 15 days following the end of the month when such cash liquidated damages become due, then, at the election of the Investors, we are required to deliver to each Investor shares of Series B Preferred Stock as liquidated damages pro rata based on the percentage that the number of Series B Preferred Stock beneficially owned by such Investor bears to the total number of Series B Preferred Stock outstanding at the time when the cash liquidated damages are due;

☐
Employment and Consulting Contracts: until February 26, 2011 and for so long as the Investors continue to beneficially own in the aggregate at least 20% of Series B Preferred Sock issued under the Stock Purchase Agreement, we must obtain approval from the majority of the independent directors of the Board of Directors that any awards other than salary are customary, appropriate and reasonable for any officer, director or consultants whose compensation is more than $100,000 per annum;

☐
Price Adjustments: for so long as the Investors shall hold at least 20% of the Series B Preferred Stock issued (except for certain exempt issuances not to exceed 5% of the outstanding shares of our Common Stock for every two year period and certain other issuances which do not apply pursuant to the Certificate of Designations), if the Company closes on the sale or issuance of Common Stock at a sale price, or warrants, options, convertible debt or equity securities with a exercise or conversion price per share which is less than the Conversion Price (as defined in the Certificate of Designation) then in effect, the Conversion Price in effect from and after the date of such transaction shall be adjusted in accordance with the terms of the Certificate of Designations;

☐	Retention of Investor Relations Firm: we are required to retain an investor relations firm prior to April 26, 2008; and

☐
Agreements Regarding HuLuDao Wanjia and YinKou Trusty Factory: Prior to March 28, 2008, we are required to cause Tianren, our indirect subsidiary in the People’s Republic of China, to (i) extend the term of its current management and lease agreement with HuLuDao WanJia Factory (the “HuLuDao WanJia Agreement”) to 20 years under the terms and conditions similar to those in the current management agreement, and (ii) enter into an agreement with YinKou Trusty Factory under the terms and conditions similar to those in the HuLuDao WanJia Agreement. In addition, we are required to cause Tianren to make arrangements, including without limitation, acquisition arrangements, with HuLuDao WanJia Factory and YinKou Trusty Factory so that after giving effect to such arrangements, the financials of HuLuDao WanJia Factory and YinKou Trusty Factory can be consolidated into the Company’s financials in accordance with the principles of the US GAAP.

☐
Amendment of Articles of Incorporation: we are required to effect a 328.72898-for-1 reverse split of our outstanding common stock. In the event the reverse split is not effected prior to June 2, 2008, we are required to pay to the Investors, pro rata, as liquidated damages, an amount equal to one (1%) of the Purchase Price per month, payable monthly in cash as calculated based on the number of days that we are not in compliance with this covenant.

Right of First Refusal. prior to February 26, 2011 and for so long that the Investors shall continue to beneficially own in the aggregate at least 20% of Series B Preferred Sock or the Common Stock issued thereunder, the Investors have the right to participate pro rata in any financing (other than certain exempt issuances and issuances of the Company’s securities in a firm underwritten IPO).

Delivery of up to 2,000,000 additional shares of Series B Preferred Stock from Escrow Based on Pre-Tax Income and Pre-Tax Income Per Share: We delivered to an escrow agent at the closing 2,000,000 shares of Series B Preferred Stock (the “Make Good Escrow Stock”). If our consolidated “pre-tax income” for the year ended December 31, 2007 is less than RMB 67,400,000 (or the required pretax income per share), or our consolidated Pre-Tax Income for the fiscal year ending December 31, 2008 is less than RMB 84,924,000 (or the corresponding required pre-tax income per share), or our consolidated pre-tax Income for the fiscal year ending December 31, 2009 is less than RMB 107,004,240 (or the corresponding required pre-tax income per share), then the percentage shortfall shall be determined by dividing the amount of the shortfall by the applicable target number. If the percentage shortfall for the fiscal year 2007 is greater than 50%, then the escrow agent will deliver to the Investors all of the Make Good Escrow Stock pro rata according to the Investors’ ownership percentages which shall be the ratio of such Investor’s initial purchase price to the total purchase paid under the Stock Purchase Agreement. If the percentage shortfall for 2007 is less than fifty percent (50%), then the adjustment percentage shall be determined. The adjustment percentage shall mean the percentage that the percentage shortfall bears to fifty percent (50%). The escrow agent shall deliver to an Investor according to such Investor’s ownership percentage of such number of shares of Series B Preferred Stock as is determined by multiplying the adjustment percentage by Make Good Escrow Stock and retain the balance. If, after giving effect to the adjustment and delivery to the Investors as described in the foregoing, there are shares of Make Good Escrow Stock remaining, the same procedures shall apply based on our pre-tax income for our fiscal years 2008 and 2009.

Subsequent Transactions. As long as any Investor holds any of the Series B Preferred Stock or common stock issuable upon conversion of the Series B Preferred Stock or exercise of warrants issued under the Stock Purchase Agreement, we are prohibited from effecting or entering into an agreement to effect any transaction involving a variable rate transaction or a MFN transaction. A “variable rate transaction” means a transaction in which we issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock. An “MFN transaction” means a transaction in which we issue or sell any securities in a capital raising transaction (or series of related transactions) which grants an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Investors are entitled to obtain injunctive relief against us to preclude any such issuance.

3. Registration Rights Agreement
In connection with the Stock Purchase Agreement, on February 25, 2008, the Company entered into a Registration Rights Agreement with the investors party to the Stock Purchase Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file one or more registration statements to register for resale the shares of the common stock of the Company issuable upon conversion of the Series B Stock and upon exercise of the warrants issued to the investors under the Stock Purchase Agreement except for shares issued or issuable as liquidated damages. Under the terms of the Registration Rights Agreement we are required to

☐
with respect to the initial registration statement, prepare and file the initial registration statement prior to March 26, 2008; provided, however, that, if in the opinion of the counsel to the Company that the Company’s audited financials for the fiscal year 2007 are required to be included in the initial registration statement based on the applicable SEC rules, then such filing date shall be delayed to the earliest date when the Company’s audited financials for the fiscal year 2007 becomes available, but no later than March 30, 2008, and with respect to any subsequent registration statements, the later of (a) ninety (90) days after the Company receives a demand for registration of additional registrable securities or (b) thirty days following the earliest practical date on which the Company is permitted by the SEC to file such additional registration statement related to the registrable securities (which is at least 180 days from the effective date of the initial registration statement.)

☐	to use our commercially reasonable best efforts to have that registration declared effective on the earlier to occur of

☐
150 days after the closing date (February 26, 2008), however, if the filing date is delayed because the Company’s audited financials for the fiscal year 2007 are required to be included in the initial registration statement based on the applicable SEC rules, then 120 days following the filing date;

☐	10 days following receipt of a no review or similar letter from the SEC or

☐
the third business day following the day we receive notice from the SEC that the SEC has determined that the registration statement is eligible to be declared effective without further comments by the SEC.

The investors are also granted demand registration rights which require us, for so long as no more than eighty percent (80%) of the Series B Preferred Stock and common stock issuable upon conversion of such Series B Preferred Stock and issuable upon exercise of the warrants issued under the Stock Purchase Agreement have been registered or sold, to use our commercially reasonable best efforts to file such registration statement under the Securities Act as promptly as practicable upon our receipt of the Investors’ demand to register their registrable securities and cause such registration statement to be declared effective. The Company shall notify each Investor promptly when any such registration statement has been declared effective.

Our failure to meet this schedule and other timetables provided in the Registration Rights Agreement could result in the imposition of liquidated damages, which are payable in cash to the Investors (pro rata based on the percentage of Series B Preferred Stock owned by the Investors at the time such liquidated damages shall have incurred) equal to fourteen percent (14%) of the Purchase Price payable monthly based on the number of days such failure exists, which amount of liquidated damages, together with all liquidated damages that the Company may incur pursuant to the Registration Rights Agreement, the Warrant and the Stock Purchase Agreement, shall not exceed an aggregate of eighteen percent (18%) of the amount of the Purchase Price. In the event the SEC does not permit all of the registrable securities to be included in a Registration Statement because of its application of Rule 415, we will not incur any liquidated damages with respect to any registrable securities that we were not permitted to include on such registration statement and no liquidated damages will be payable for such failure with respect to any warrant shares.

4. Make Good Escrow Agreement

In connection with the Stock Purchase Agreement, on February 25, 2008, we entered into a Make Good Escrow Agreement with Tri-State Title & Escrow, LLC, as the escrow agent and the Investors (the “Make Good Escrow Agreement”), pursuant to which 2,000,000 shares of our Series B Preferred Stock are issued in the name of the escrow agent to be held by the escrow agent. These make good escrow shares do not have any voting rights. The delivery and release of these make good shares are subject to the terms of the Stock Purchase Agreement as described above and the Make Good Escrow Agreement.

5. The Series A Convertible Preferred Stock

In connection with the Share Exchange Transaction, we designated 1,000,000 shares of Series A Convertible Preferred Stock out of our total authorized number of 10,000, 000 shares of Preferred Stock, par value $0.001 per share. The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Florida on February 22, 2008. The following is a summary of the rights and preferences:

No Dividends. No dividends are payable with respect to the Series A Preferred Stock unless we pay dividends to holders of outstanding shares of Common Stock, in which event, each outstanding share of the Series A Preferred Stock will be entitled to receive dividends in an amount or value as would have been payable on the number of shares of Common Stock into which each share of Series A Preferred Stock would be convertible. The rights of holders of Series A Preferred Stock to receive dividends are subject to the rights of any holder of our Series B Preferred Stock or other senior stock.

Mandatory Conversion. We are required to file an amendment to our Articles of Incorporation (“Amendment”) with the Secretary of State of the State of Florida effecting a 328.72898-for-1 reverse stock split of our Common Stock (or a split using such other ratio that may be required) (the “Reverse Split”). Upon effectiveness of such reverse stock split, all the outstanding shares of Series A Preferred Stock will immediately and automatically convert into shares of Common Stock without any notice or action required on us or on the holders of Series A Preferred Stock or Common Stock (the “Mandatory Conversion”). In the Mandatory Conversion, each holder of Series A Preferred will be entitled to receive twenty two and 62/10,000 (22.0062) shares of fully paid and non-assessable Common Stock for every one (1) share of Series A held (the “Conversion Rate”).

Voting Rights. The holders of shares of Series A Preferred shall be entitled to the following voting rights:
(a)	Those voting rights required by applicable law; and
(b)           The right to vote together with the holders of the Common Stock and Series B Preferred Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote, with each share of Series A Preferred Stock carrying a number of votes equal to the number of shares of Common Stock issuable in a Mandatory Conversion (as described below).

Redemption; Liquidation Preference. The Series A Preferred shall not be redeemable and shall have no liquidation preference.

6. Series B Convertible Preferred Stock

In connection with the Share Exchange Transaction, we designated 7,000,000 shares of Series B Convertible Preferred Stock out of our total authorized number of 10,000, 000 shares of Preferred Stock, par value $0.001 per share. The rights and preferences of the Series B Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock which we filed with the Secretary of State of Florida on February 22, 2008. The following is a summary of the rights and preferences:

No Dividends. No dividends are payable with respect to the Series A Preferred Stock and no dividends can be paid on our Common Stock while the Series B Preferred Stock is outstanding.

Voting Rights. The Series B Preferred Stock shall have no voting rights, except as required by Florida law. However, so long as any shares of Series B Preferred Stock are outstanding, we cannot, without the affirmative approval of the holders of 75% of the shares of the Series B Preferred Stock then outstanding,

(a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designations of the Series B Preferred Stock,

(b) authorize or create any class of stock (other than Series A Preferred Stock) ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B Preferred Stock, or any series of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series B Preferred Stock,

(c) amend our certificate of incorporation or other charter documents in breach of any of the provisions hereof,

(d) increase the authorized number of shares of Series B Preferred Stock or the number of authorized shares of Preferred Stock.

Liquidation Preference. On liquidation the holders are entitled to receive $1.20 per share (out of available assets) before any distribution or payment can be made to the holders of any junior securities.

Conversion at Option of Holder. Upon effectiveness of the Reverse Split, each share of Series B Preferred Stock is convertible at any time into one share of common stock at the option of the holder. If the conversion price (initially $1.20) is adjusted, the conversion ratio will likewise be adjusted and the new conversion ratio will be determined by multiplying the conversion ratio in effect by a fraction, the numerator of which is the conversion price in effect before the adjustment and the denominator of which is the new conversion price.

Automatic Conversion on Change of Control. In the event of a “change of control” the shares of Series B Preferred Stock will be automatically converted into common stock. A “change in control” means a consolidation or merger of us with or into another company or entity in which we are not the surviving entity or the sale of all or substantially all of our assets to another company or entity not controlled by our then existing stockholders in a transaction or series of transactions.

4.9% Beneficial Ownership Limitation. Except in certain circumstances, the right of the holder to convert the Series B Preferred Stock is subject to the 4.9% limitation, with the result we shall not effect any conversion of the Series B Preferred Stock, and the holder has no right to convert any portion of the Series B Preferred Stock, to the extent that after giving effect to such conversion, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.9% of the number of shares of common stock outstanding immediately after giving effect to such conversion.  Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13d-3 thereunder. The 4.9% limitation may not be waived or amended.

Liquidated Damages for Failing to Timely Deliver Certificates: If we fail to deliver the appropriate stock certificates within three trading days of the conversion date, we are required to pay the holder, in cash, liquidated damages the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed.

Certain Adjustments.

Stock Dividends and Stock Splits. Appropriate adjustments will be made to the conversion ratio in the event of a stock dividend, stock distribution, stock split or reverse stock split or reclassification with respect to the outstanding shares of common stock.

Price Adjustment; Full Ratchet. From and after February 26, 2008 and until such time as the investors hold less than 20% of the Series B Preferred Stock, except for certain exempt issuances not to exceed 5% of the outstanding shares of Common Stock for every two year period, certain issuances as to which price adjustment has already been made, in the event we issue Common Stock at a price, or issue warrants, options, convertible debt or equity securities with a exercise price per share or conversion price which is less than the conversion price then in effect, then the conversion price will be reduced, concurrently with such issue or sale, to such lower price.

Subsequent Transactions. For so long as any investor holds any of the Series B Preferred Stock, we are prohibited from effecting or entering into an agreement to effect any transactions involving a “Variable Rate Transaction” or an “MFN Transaction”.

Subsequent Rights Offerings. We are prohibited from, at any time while the Series B Preferred Stock is outstanding, issuing rights, options or warrants to holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then applicable conversion price.

Pro Rata Distributions. If we distribute to the holders of common stock evidences of its indebtedness, assets, rights or warrants to subscribe for or purchase any security, then in each case the conversion price shall be determined by multiplying the conversion price by a fraction the numerator of which is the VWAP minus the then fair market value at such record date of the portion of the assets or evidence of indebtedness so distributed applicable to one outstanding share of the common stock as determined by the Board of Directors in good faith and the denominator of which is the VWAP on the record date,.

Fundamental Transaction. If we effect a merger, sell all or substantially all of our assets, any tender offer or exchange offer is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or we effect any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (each, a “fundamental transaction”), then on subsequent conversion of the Series A Preferred Stock, the holder has the right to receive, for each share of common stock that would have been issuable on such conversion absent such fundamental transaction, the same kind and amount of securities, cash or property as the holder would have been entitled to receive on the occurrence of the fundamental transaction as if the holder had been, immediately prior to such fundamental transaction, the holder of common stock.

7. The Warrants

The Warrants entitle the holders, upon the effectiveness of the Reverse Split, to purchase up to an aggregate of 7,000,000 shares of Common Stock at an exercise price of $3.00 per share, subject to adjustment. The Warrants expire in five years following their issuance.

Cashless Exercise.  The holders may make a cashless exercise, but not until February 26, 2009 and only when the resale of the warrant shares by the holder is not covered by an effective registration statement.

Maximum Exercise; 4.9% Limitation. The holder is not permitted to exercise the warrant to the extent that on the date of exercise the exercise would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of common stock on such date. This provision may not be waived or amended (the “4.9% Limitation”).

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The exercise price of the warrants and the number of shares of common stock issuable on exercise of the warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc. If we merge or consolidate with or into any other person, or are a party to any other corporate reorganization, and we are not the continuing or surviving entity, then, in each case, the holder of the warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive, the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the warrant immediately prior to the effectiveness of the transaction.

Sales of Common Stock at less than the Exercise Price; Weighted Average Adjustment. Subject to certain exceptions (including certain exempt issuances), if we sell or issue any common stock at a per share price, or warrants, options, convertible debt or equity securities with an exercise or conversion price per share, which is less than (i) $1.20, the Warrants’ exercise price will be adjusted concurrently with such issue or sale, to such lower price, or (ii) 2.00, but higher than $1.20 , the Warrants’ exercise price will be adjusted according to a weighted average formula as follows:

EP(1) = EP(1) x ((A+B) /(A+C))
EP(2) = the Warrant Exercise Price immediately after the adjustment;

For purposes of the foregoing formula:

EP(1) = Exercise Price immediately prior to the adjustment;

A = the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares, including the exercise or conversion of all options, warrants and other convertible securities.

B = the number of shares of Common Stock which the aggregate consideration received or receivable for the issuance of such additional shares would purchase at the Exercise Price immediately prior to the adjustment;

C = the number of such additional shares to be issued.

No exception from price adjustment for exempt issuances will be made if such exempt issuances exceed 5% of the outstanding shares of Common Stock for every two year period or if such exempt issuances are employee / consultant options only and exceed 7.5% of the outstanding shares of Common Stock for every two year period.

Mandatory Exercise. We have the right to require the outstanding Warrants on at least 35 days notice prior to the mandatory exercise date to exercise the Warrants, provided that (i) the market price of our Common Stock equals or exceeds $6.00 on each trading day in the 25 trading days period ending on the notice date, (ii) we have achieved our pre-tax income target for 2007 fiscal year, and (iii) the “Trading Volume” of our Common Stock equals or exceeds the 150,000 shares (which shall not be adjusted with Reverse Split.) “Target Volume” on each trading day in the twenty five (25) trading days in the period ending on the notice date , and (iv) a registration statement covering the sale by the holder of the shares of Common Stock issuable upon exercise of the Warrant is current and effective for the 25 trading days prior to the notice date and our right to mandate exercise only applies with respect to the warrant shares included in such registration statement. In the event that our mandate exercise of the Warrants would result in a violation of the 4.9% Limitation, we will not have the right to mandate such exercise of the Warrants to the extent that the exercise of the Warrants would result in such a violation.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2008, Terence F. Leong resigned as a director of the Company to purse other interests and Joseph I. Emas was elected as director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Company’s Restated and Amended Articles of Incorporation, our Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof. On February 22, 2008, pursuant to the written consent of the sole director of the Board of Directors of the Company, the Company filed with the Secretary of State of the state of Florida, (a) a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock to designate out of the 10,000,000 authorized shares of the Company’s Preferred Stock, par value $0.001 per share, a series of 1,000,000 shares of Series A Convertible Preferred Stock and (b) a Certificate of Designations, Preferences , Rights and Limitations of Series B Convertible Preferred Stock to designate out of the 10,000,000 authorized shares of the Company’s Preferred Stock, pave value $0.001 per share, a series of 7,000,000 shares of Series B Convertible Preferred Stock.

On February 13, 2008, the Company elected to change its year end from September 30 to December 31 with regard to which the Company filed a transition report on Form 10-QSB on February 14, 2008, which was amended on February 20, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

2.1 Share Exchange Agreement, dated as of February 22, 2008 by and among Pacific Industry Holding Group Co. Ltd. (“Pacific”), Terrence Leong, the Company and the shareholders of Pacific.

3.1 Certificate of Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock.

3.2 Certificate of Designations, Preferences, Rights and Limitations of the Company’s Series B Convertible Preferred Stock.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2008

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

(Registrant)
By:	/s/ Yongke Xue
Yongke Xue,
Chief Executive Officer